                                                                   EXHIBIT (A)3
                         Notice of Guaranteed Delivery

                                      for

                       Tender of Shares of Common Stock

                                      of

                              RAMP NETWORKS, INC.

                                      to

                          BLACKBIRD ACQUISITION, INC.
                      a direct wholly owned subsidiary of

                               NOKIA CORPORATION

                   (Not to be used for Signature Guarantees)

   This Notice of Guaranteed delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates"), evidencing shares of common stock, par value $0.001 per share ("Shares"), of Ramp Networks, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by telegram, or facsimile transmission to the Depositary. See Section 3 of the Offer to Purchase.

                       The Depositary for the Offer is:

                                CITIBANK, N.A.


                           By Facsimile Transmission

                       (for Eligible Institutions only):
                                (212) 505-2248

                             Confirm by Telephone:
                                (800) 270-0808

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
    By Overnight Courier:                 By Mail:                       By Hand:

        Citibank, N.A.                 Citibank, N.A.                 Citibank, N.A.
         915 Broadway                   P.O. Box 685              Corporate Trust Window
          5th Floor                 Old Chelsea Station         111 Wall Street, 5th Floor
      New York, NY 10010             New York, NY 10113             New York, NY 10043
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   DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS
SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION
OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY. THE
GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

   This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

 Ladies and Gentlemen:

   The undersigned hereby tenders to BLACKBIRD ACQUISITION, INC., a Delaware corporation and a direct wholly owned subsidiary of NOKIA CORPORATION, a public limited liability company incorporated under the laws of the Republic of Finland, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated December 15, 2000 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

 Number of Shares __________________________________________________________

 Certificate Nos. (If Available): __________________________________________

 ___________________________________________________________________________
                           Signature(s) of Holder(s)

 Dated: _____________________________________________________________ , 200

 ___________________________________________________________________________
                             (Please Type or Print)

 Address ___________________________________________________________________
                                                                     Zip Code

 ___________________________________________________________________________
                      Daytime Area Code and Telephone No.

 [_]Check this box if Shares will be delivered by book-entry transfer.

 Book-Entry Transfer Facility

 Account Number ____________________________________________________________



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


                                   GUARANTEE
                    (Not to be used for signature guarantee)

   The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17 Ad-15 under the Securities Exchange Act of 1934, as amended, guarantees to delivery to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depositary Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three National Association of Securities Dealers Automated Quotation System trading days (as defined in the Offer to Purchase) after the date hereof.

   The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

 Name of Firm ______________________________________________________________

 ___________________________________________________________________________
                             (Authorized Signature)

 Address ___________________________________________________________________
                                                                   (Zip Code)
 Area Code and Tel. No. ____________________________________________________

 Name ______________________________________________________________________
                             (Please Type or Print)

 Title _____________________________________________________________________

 Dated _____________, 200

              DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
     SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.


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